UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2021
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ROOT, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39658	84-2717903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rich Street, Suite 500 Columbus, Ohio		43215
(Address of Principal Executive Offices)		(Zip Code)
(866) 980-9431
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements
    On May 5, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved certain changes to the compensation arrangements for Alexander Timm, Co-Founder and Chief Executive Officer; Daniel Rosenthal, Chief Financial Officer; and Daniel Manges, Co-Founder and Chief Technology Officer (collectively, the “Executive Officers”).

    Mr. Timm’s annual base salary was increased to $750,000, with an effective date of February 1, 2021. Mr. Timm’s target annual bonus under the Company’s annual short-term incentive plan will be 150% of his annual base salary. Mr. Timm’s target annual equity grant under the Company’s 2020 Equity Incentive Plan (the “Plan”) will have a value of $6,000,000.

    In addition, Mr. Rosenthal’s and Mr. Manges’ annual base salaries were increased to $500,000, with an effective date of February 1, 2021. They will each have a target annual bonus under the Company’s annual short-term incentive plan of 125% of his annual base salary and a target annual equity grant under the Plan with a value of $3,460,000.

    The annual equity awards granted to the Executive Officers for 2021 consisted of restricted stock units, with one-quarter of the shares underlying such awards vesting on February 1, 2022 and the remainder vesting quarterly thereafter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT, INC.

Dated: May 11, 2021
	By:	/s/ Alexander Timm
Alexander Timm
Chief Executive Officer and Director